UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

Kaya Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-177532	90-0898007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Middle River Drive, Suite 316, Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (954) 480-1270

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (the “Report ”), the terms “KAYS,” the “Company,” “we ,” “us” and “our” refer to Kaya Holdings, Inc. and its owned and controlled subsidiaries, unless the context indicates otherwise.

Item 5.01 Changes in Control of Registrant.

As described in “Item 8.01 Other Events,” in a press release issued on October 21, 2025, KAYS announced, among other matters, that it has entered into both debt reduction and debt conversion agreements with its debt holders to convert over 90% of its existing debt into equity in order to improve its balance sheet in connection with the planned implementation of its recently announced digital assets treasury strategy.

Pursuant to such debt reduction and debt conversion agreements, the Company issued a total of 642,868,838 shares of its common stock in satisfaction of $13,979,148 of debt to various debt holders, including 581,914,466 shares to CVC International Ltd., a Cayman Islands company (“CVC”) in conversion $11,638,289 million in principal and interest for convertible notes held by CVC.

As has been previously disclosed, CVC has been the principal source of capital for the Company since 2014, providing an aggregate in excess of $10,000,000 of debt financing since that time. CVC converted the debt at the request of the Company in order to clean up the balance sheet and position the Company to proceed with its business plan of developing its new cryptocurrency subsidiary and potentially implementing its digital assets treasury strategy.

CVC now holds approximately 56.19% of the voting power of the Company’s capital stock and accordingly a “Change in Control” of the Company has deemed to have taken place.

Item 8.01 Other Events.

On October 21, 2025, KAYS issued a press release updating the development of its cryptocurrency subsidiary and digital assets treasury strategy. The release also announced that the Company had it has entered into both debt reduction and debt conversion agreements with its debt holders to convert over 90% of its existing debt into equity in order to improve its balance sheet in connection with the planned implementation of its digital assets treasury strategy.

A copy of the press release is filed with this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated October 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2025	KAYA HOLDINGS, INC.

	By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer